UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company had scheduled a Special Meeting of its Stockholders (the “Special Meeting”) on January 30, 2015. On such date the Company adjourned the Special Meeting to 10:00 a.m. CST on Friday, February 13, 2015. The agenda of the Meeting remained the same as set forth in the Notice of Meeting and Proxy Statement relating to the Meeting and sent to Stockholders in December 2014. The Company held its Special Meeting on Friday, February 13, 2015. There were 1,529,565 shares of common stock represented in person or by proxy at the Special Meeting, constituting 50.5% of the outstanding shares on December 15, 2014, the record date for the Special Meeting, and establishing a quorum. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below.

Proposal One: Approval under applicable Nasdaq rules of the issuance of all shares of common stock issuable upon conversion of the Note and exercise of the Warrant issued in the Company’s Private Placement without the need for any Nasdaq Share Cap or any restriction on any-anti-dilution provisions in the Note, Warrant and Securities Purchase Agreement. To approve under applicable Nasdaq rules of the issuance of all shares of common stock issuable upon conversion of the $4,000,000 Senior Secured Convertible Note and exercise of the Warrant issued in the Company’s private placement in August 2014 without the need for any Nasdaq Share Cap or any restriction on any anti-dilution provisions in the Note, Warrant and Securities Purchase Agreement.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
1,354,433	157,359	17,773	-0-

The proposal was approved.

Proposal Two: Amendment of the 2013 Stock Option and Restricted Stock Plan. To approve an amendment to the 2013 Stock Option and Restricted Stock Plan to increase the number of shares reserved for issuance under the Plan from 200,000 to 300,000.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
1,320,435	196,233	12,897	-0-

The proposal was approved.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: February 13, 2015	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer